UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010 (June 25, 2010)

JEDEDIAH RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-156091	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +45-8842 9181

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 25, 2010, Jedediah Resources Corp. (the “Company”) entered into a $30,000 unsecured promissory note (the “Promissory Note”) with a shareholder of the Company (“Lender”).  Under the terms of the Promissory Note, Lender will receive the principal amount of $30,000, plus interest at the rate of 12% per annum, on June 26, 2011.  The Promissory Note may be prepaid in full at any time without penalty or premium.  In the event the Company defaults on the Promissory Note, Lender may by written notice to the Company, declare all amounts owed under the Promissory Note to be immediately due and payable.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits.

10.1	Promissory Note between the Company and Murrayfield Limited, dated June 25, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEDEDIAH RESOURCES CORP.

Dated: June 28, 2010	By:	/s/ Soren Nielsen
Name: Soren Nielsen
tle: Chief Executive Officer